Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the registration statements on Form S-1, Form S-3 and Form S-8 of Tengasco, Inc. of the references to our name as well as to the references to our third-party report for Tengasco, Inc. which appears in the December 31, 2017 annual report on Form 10-K and/or 10-K/A of Tengasco, Inc.

LAROCHE PETROLEUM CONSULTANTS, LTD.
By LPC, Inc. General Partner

	By:	/s Stephen W. Daniel
Name: Stephen W. Daniel
Title: Vice President

Dallas, Texas
March 20, 2018